The Gabelli Asset Fund 485BPOS

Exhibit 28 (a)(6)

SUPPLEMENTAL DECLARATION OF TRUST to DECLARATION OF TRUST of The Gabelli Asset Fund’ (the “Trust”) made November 13, 1985 and filed on November 21, 1985 (the “Declaration of Trust”);

WHEREAS, paragraph 12 of Article EIGHTH of the Declaration of Trust permits the Trustees of the Trust to amend or otherwise Supplement the Declaration of Trust by making a Supplemental Declaration of Trust, if authorized by vote of the Trustees and the Shareholders; and

WHEREAS, there are presently no Shareholders of the Trust and this Supplemental Declaration of Trust is executed by all of the Trustees of the Trust,

NOW, THEREFORE, the first sentence of Article FOURTH of the Declaration of Trust shall be amended to read as follows:

“The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable Shares, each such Share having a par value of one cent per Share, each of which shall represent an equal proportionate interest in the Trust with each other Share outstanding, none having priority or preference over another.”

IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Supplemental Declaration of Trust as of 14th day of January, 1986.

THE GABELLI ASSET FUND

By		By
	Mario J. Gabelli On behalf of the Trust and as Trustee		Nicholas E.E. DeStefano On behalf of the Trust and as Trustee

THE UNDERSIGNED, Trustees of The Gabelli Asset Fund who executed on behalf of said Trust and as Trustees the foregoing Supplemental Declaration of Trust, hereby acknowledge, in the name and on behalf of the said Trust and as Trustees, the foregoing Supplemental Declaration of Trust to be the act of said Trust and its Trustees and further certify that to the best of their information, knowledge and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

Nicholas E.E. DeStefano

Mario J. Gabelli

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 14th day of January, 1986, before me personally appeared Nicholas E.E. DeStefano and Mario J. Gabelli, to me known to be the persons described in and who executed the foregoing instrument, and each acknowledged that he executed the same as his free act and deed.

Notary Public

DEBORAH A. HENNINGSEN Notary Public, State of New York No. 4782049 Qualified in Nassau County Certificate filed in New York County Commission Expires March 30, 1987